UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2012

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement of the Chief Executive Officer

On March 28, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of AOL Inc. (the “Company”) approved a new Employment Agreement (the “Agreement”) with Timothy M. Armstrong, the Company’s Chairman and Chief Executive Officer. The Agreement was entered into and became effective as of March 29, 2012 and supersedes and replaces the prior Employment Agreement between AOL LLC, Time Warner Inc. (“Time Warner”) and Mr. Armstrong, dated March 12, 2009, as amended by the First Amendment to the Employment Agreement between the Company and Mr. Armstrong dated December 15, 2009.

The Agreement provides for Mr. Armstrong to continue to serve as Chairman and Chief Executive Officer of the Company through March 28, 2016 (the “Term Date”). If at the Term Date, Mr. Armstrong’s employment has not been terminated previously and Mr. Armstrong and the Company have not agreed to an extension or renewal of the Agreement or to the terms of a new employment agreement, Mr. Armstrong’s employment term shall continue on a month-to-month basis subject to termination by either party on 30 days’ written notice. The Agreement provides for a continuation of Mr. Armstrong’s annual base salary of $1 million and target annual incentive bonus opportunity of 200% of his base salary.

The Agreement substantially conforms to the material terms established by the Company with respect to all of its executive officers. As a result, the Agreement provides fewer benefits to Mr. Armstrong compared to his prior agreement that was entered into prior to the Company’s spin-off from Time Warner, including a reduction in the amount of cash severance benefits, the payment of cash severance benefits over time rather than in a lump sum, and the elimination of supplemental life and disability insurance benefits.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement.

Awards to Chief Executive Officer

On March 28, 2012, the Compensation Committee approved the grant of the following awards to Mr. Armstrong:

•

A non-qualified option to purchase shares of Company common stock with an aggregate grant date value of $2 million at an exercise price equal to the fair market value of a share of Company common stock on the grant date. The option will have a ten-year term and, subject to continued employment with the Company, the shares subject to the option will vest over a four-year period. One quarter of the shares subject to the option will vest and become exercisable on the first anniversary of the grant date and the remaining shares subject to the option will vest and become exercisable monthly thereafter.

•

A non-qualified option to purchase shares of the Company common stock with a grant date value of $3 million at an exercise price equal to the fair market value of a share of Company common stock on the grant date. The option will have a ten-year term and the shares subject to the option will vest in accordance with the following performance criteria:

•

50% of the shares subject to the option will vest and become exercisable when the price per share of the Company’s common stock increases by at least 20% from the average closing price of the Company’s common stock for the 20 trading days prior to the date of grant and equaling or exceeding such average closing price for 20 consecutive trading days, subject to Mr. Armstrong’s continued employment until at least the first anniversary of the date of grant.

•

50% of the shares subject to the option will vest and become exercisable when the price per share of the Company’s common stock increases by at least 30% from the average closing price of the Company’s common stock for the 20 trading days prior to the date of grant and equaling or exceeding such average closing price for 20 consecutive trading days, subject to Mr. Armstrong’s continued employment until at least the second anniversary of the date of grant.

•	If one or more of the above described performance criteria have not been achieved by four years from the date of grant, the unvested option shall terminate.

•

An award of performance units settled in shares of Company common stock conditioned upon the achievement of the Company’s three-year relative total shareholder return during a performance period from January 1, 2012 until December 31, 2014. The target number of performance units subject to the award will have a value equal to $1 million based on the fair market value of the Company’s common stock on the grant date.

•

An award of performance units settled in shares of Company common stock conditioned upon the achievement of the Company’s three-year revenue growth objectives during a performance period from January 1, 2012 to December 31, 2014. The target number of performance units subject to the award will have a value equal to $1 million based on the fair market value of the Company’s common stock on the grant date.

In approving the Agreement and the awards, the Compensation Committee reviewed peer group data provided by its independent compensation consultant and also noted the length of time since the last award to Mr. Armstrong in January 2010. The awards to Mr. Armstrong are currently anticipated to be effective following the release of the Company’s financial results for its first fiscal quarter of 2012. The foregoing description of the awards to Mr. Armstrong does not purport to be complete and is qualified in its entirety by reference to the award agreements and the AOL Inc. 2010 Stock Incentive Plan, as amended with respect to such awards.

2012 AOL Inc. Annual Bonus Plan

On March 28, 2012, the Compensation Committee approved the material terms of the 2012 AOL Inc. Annual Bonus Plan (the “ABP”). The ABP is a cash-based incentive plan in which eligible employees, including our Named Executive Officers, may participate. Employees eligible to participate in any of our other incentive plans, such as a sales or commission plan, are generally not eligible to participate in the ABP. For our Named Executive Officers, target incentive payments under the ABP will be based 75% on Company performance determined by adjusted operating income before depreciation with such adjustments as set forth in the ABP (“Adjusted OIBDA”), and cash provided by continuing operations, less capital expenditures, principal payments on capital leases and product development costs with such adjustments as set forth in the ABP (“Free Cash Flow”) and 25% determined by individual performance. For the Company performance component, 70% will be based on Adjusted OIBDA and the remaining 30% will be based on Free Cash Flow. Each plan year, upon the recommendation of management, the Compensation Committee approves the annual individual performance metrics for our Named Executive Officers. The individual performance component is based on the Named Executive Officer’s overall performance rating in his or her annual review. Certain Named Executive Officers will be eligible to receive an additional discretionary cash award depending upon the overall performance rating earned. The annual target incentive under the ABP for each Named Executive Officer is reflected as a percentage of base salary unless the annual target incentive is governed by an employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ John Reid-Dodick
Name:	John Reid-Dodick
Title:	Executive Vice President and Chief People Officer

Date: March 30, 2012

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